Exhibit No. 10.1
Form 10-K - 2000
Headway Corporate Resources, Inc.
SEC File No. 1-16025

              AMENDMENT NO. 6 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 6 TO CREDIT AGREEMENT (this "Amendment No. 6") is made and entered into effective as of the 25th day of August, 2000 by and among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation ("Borrower"), EACH UNDERSIGNED SUBSIDIARY OF THE BORROWER PARTY HERETO, and BANK OF AMERICA, N.A., a national banking association (successor in interest to NationsBank, N. A.), in its capacity as agent (in such capacity, the "Agent"), for each of the lenders (the "Lenders") now or hereafter party to the Credit Agreement referenced below.

                      W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of March 19, 1998, as amended by Amendment No. 1 dated as of September 15, 1998, Amendment No. 2 dated as of October 28, 1998, Amendment No. 3 dated as of April 30, 1999, Amendment No. 4 dated as of June 22, 1999, and Amendment No. 5 dated as of January 17, 2000 (as hereby amended and as from time to time further amended, supplemented, modified, replaced, or restated, the "Credit Agreement"), pursuant to which the Lenders agreed to make certain revolving credit and letter of credit facilities available to the Borrower; and

     WHEREAS, each of the undersigned Subsidiaries of the Borrower is a Guarantor and has materially benefitted and will materially benefit from the Loans and Advances made and to be made and the Letters of Credit issued and to be issued under the Credit Agreement; and

     WHEREAS,   the  Borrower  has  requested  that  the   Credit
Agreement be amended as set forth herein and the Required Lenders are willing to amend the Credit Agreement as set forth herein;
and

     WHEREAS,  the  undersigned  Subsidiaries  consent   to   the
amendments to the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, and intending to be legally bound, the parties hereto do hereby agree as follows:

     1.   Definitions.   The term "Credit Agreement" as used herein
and in the Loan Documents shall mean the Credit Agreement as hereby amended and modified. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

     2. Amendment of Section 1.1 of the Credit Agreement. Subject to the terms and conditions set forth herein, Section 1.1 of the Credit Agreement is hereby amended as set forth below:

          (a)   The  terms "Borrowing Base," "China Venture"  and
     "Eligible Receivables" shall be added as new definitions in appropriate alphabetical order to read as follows:

               "Borrowing Base" means, as of the date of determination thereof, the sum of (i) the book value of Eligible Receivables multiplied by 85% plus (ii) for dates of determination occurring during the periods from December 1, 2000 through and including February 28, 2001 and December 1, 2001 through and including February 28, 2002, $48,000,000, and for all other dates of determination, $45,000,000.

               "China Venture" means a joint venture agreement between the Borrower and Shanghai Foreign Service Company, Ltd. ("SFSC"), pursuant to which the Borrower and SFSC will establish a joint venture company for the recruiting, training and placing of information technology professionals from the Peoples Republic of China.

               "Eligible Receivables" means the gross accounts receivable of the Borrower and its Subsidiaries, less all credits owing by the Borrower or any of its Subsidiaries to any account debtor with respect to accounts receivable, that shall be reasonably deemed to constitute Eligible Receivables by the Agent from time to time, based upon customary criteria for financings of the nature of this Agreement and shall exclude, among other things:

               (a) Accounts receivable that do not arise out of sales of goods or the rendering of services in the ordinary course of business or that are on other terms other than those normal or customary in the Borrower's and its Subsidiaries' business;

               (b) Accounts receivable owing from any Person that is an Affiliate of the Borrower;

               (c) Accounts receivable more than 90 days past due;

               (d) Accounts receivable arising out of sales to account debtors outside the United States;

               (e)   Accounts  receivable owing from  any  Person
               that   shall  take  or  be  the  subject  of   any
               bankruptcy, reorganization or similar action or proceeding; and

               (f) Accounts receivable owing from any Person that (i) has disputed liability for any receivables owing from such Person, to the extent of such disputed receivables or (ii) has otherwise asserted any claim, demand or

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

               liability,  whether
               by action, suit, counterclaim or otherwise against the Borrower or any of its subsidiaries.

          (b) The definition of "Applicable Margin" is hereby amended and restated in its entirety to read as follows:

               "Applicable Margin" means for purposes of calculating (i) the applicable interest rate for the Interest Period for any Eurodollar Rate Loan, (ii) the applicable interest rate for any Base Rate Loan, (iii) the applicable rate to determine the fee for the issuance of Letters of Credit and (iv) the applicable rate of the Unused Fee for any date for purposes of
          Section 2.10 hereof, that percent per annum set forth below, which shall be (A) determined at the end of each Fiscal Quarter (each, a "Determination Date") based upon the computations set forth in the compliance certificates delivered to the Agent pursuant to Sections 8.1(a)(ii) and 8.1(b)(ii) hereof, subject to review and approval of such computations by the Agent, and any change in the Applicable Margin shall be effective commencing on the fifth Business Day following the date such certificate is actually received (or, if earlier, the date such certificate was required to be delivered under such sections) (the "Compliance Date") until the next following Compliance Date; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.1, then the Applicable Margin for Eurodollar Rate Loans, for Base Rate Loans, for the Letter of Credit Fee and for the Unused Fee shall be that shown for Pricing Level V below until the appropriate certificate is so delivered and (B) applicable to all Eurodollar Rate Loans and Base Rate Loans made, renewed or converted, Letters of Credit outstanding and any Unused Fee due and payable, on or after the most recent Compliance Date to occur based upon the Consolidated Leverage Ratio as at the Determination Date, as specified below:

Pricing   Consolidated   Applicable   Applicable   Applicable  Applicable
 Level   Leverage Ratio  Margin for   Margin for    Margin for  Margin for
                         Eurodollar   Base Rate     Letter of   Unused Fee
                         Rate Loans   Loans       Credit fee
 I.    Less than 1.25       1.000%     .000%        1.000%       .250%
            to 1.00

 II.   Less than 2.25       1.500%     .250%        1.500%       .375%
            to 1.00 but
            greater than
            or equal to
            1.25 to 1.00

 III.   Less than 2.75      2.250%     1.000%       2.250%       .500%
            to 1.00 but
            greater than
            or equal to
            2.25 to 1.00

 IV.   Less than 3.25       2.500%     1.250%       2.500%       .500%
            to 1.00 but
            greater than
            or equal to
            2.75 to 1.00

                             E-7

 V.    Greater than         2.750%     1.500%       2.750%       .500%
            or equal to
            3.25 to 1.00

     ; provided that at all times from August 25, 2000 up to and including the Compliance Date immediately following August 25, 2000, the Applicable Margin for Eurodollar Rate Loans, for Base Rate Loans, for the Letter of Credit Fee and for the Unused Fee shall be that shown for Pricing Level V above.

          (c) The definition of "Restricted Payment" is hereby amended and restated in its entirety to read as follows:

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary (other than those payable or distributable solely to the Borrower or any Guarantor) now or hereafter outstanding, including without limitation the Preferred Stock, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness, including without limitation the Subordinated Debt, or of any shares of any class of stock of the Borrower or any Subsidiary (other than those payable or distributable solely to the Borrower or any Guarantor) now or hereafter outstanding, including without limitation the Preferred Stock other than with respect to, and specifically excluding, its conversion (other than payments not exceeding $3,500,000 in the aggregate made in connection with purchases in open market transactions of the Borrower's common stock); (c) any payment (other than to the Borrower or any Guarantor) made to redeem, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding, including without limitation the Preferred Stock (other than (i) payments not exceeding $300,000 paid during the first three Fiscal Quarters of the Fiscal Year ending December 31, 1999 made in connection with the buy out by the Borrower of certain stock options of Ron Wendlinger in the stock of the Borrower and (ii) payments not exceeding $1,000,000 in the aggregate during the term of this Agreement made to Gary S. Goldstein in connection for the purchase of shares of any class of stock of the Borrower;
     provided that any such payments under (i) above shall be counted, dollar-for-dollar, against the $3,500,000 limit on open market purchases set forth in the parenthetical in subsection (b) of this definition); and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower or any Guarantor, except for (i) the sale of the capital stock of WGEL to THL in connection with the THL Stock Purchase; (ii) the issuance of capital stock of TPL to THL in connection

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

     with the THL/TPL Stock Exchange;
     and (iii) the sale of the capital stock of WGEL by THL to TPL in connection with the THL/TPL Stock Exchange.

           (d) The definition of "Stated Termination Date" is hereby amended and restated in its entirety to read as follows:

          "Stated Termination Date" means April 18, 2002.

          (e)    The   definition  of  "Total  Revolving   Credit
     Commitment" is hereby amended and restated in its entirety to read as follows:

          "Total Revolving Credit Commitment" means the maximum aggregate principal amount at any time outstanding equal to $85,000,000, as reduced from time to time in accordance with
     Section 2.7.

     3.    Amendment  of  Section 2.1 of  the  Credit  Agreement.
Subject  to the terms and conditions set forth herein, subsection
(b) of Section 2.1 of the Credit Agreement is hereby amended so that the first sentence thereof shall read as follows:

          (a) Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Outstandings shall not exceed at any time the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base.

     4. Amendment of Section 2.12 of the Credit Agreement. Subject to the terms and conditions set forth herein, Section
2.12 of the Credit Agreement is hereby amended to add the following proviso to the end of the first sentence thereof:

          ; provided, however, that from August 25, 2000 to the Revolving Credit Termination Date, the proceeds of any Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower only for (i) general working capital needs, (ii) the payment of taxes, (iii) the payment of Earnouts and (iv) the making of Capital Expenditures as detailed in the Company's projections provided to the Lenders on August 10, 2000.

     5.    Amendment  of  Section 2.13 of the  Credit  Agreement.
Subject to the terms and conditions set forth herein, the  Credit
Agreement is hereby amended to delete Section 2.13 in its entirety.

     6.    Amendment  of  Section 6.2 of  the  Credit  Agreement.
Subject to the terms and conditions set forth herein, subsections
(a) and (f) of Section 6.2 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

          (a) the Agent shall have received a Borrowing Notice if required by Article II and a Borrowing Base Certificate as of the date most recently required under Section 8.1(h) in the form of Exhibit R;

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

          (f)  immediately after giving effect to:

               (1) a Loan, the aggregate principal balance of all outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

               (2) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment; and

               (3) a Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings shall not exceed the lesser of (i) the Total Revolving Credit Commitment and (ii) the Borrowing Base.

     7. Amendment of Section 8.1 of the Credit Agreement. Subject to the terms and conditions set forth herein, Section 8.1 of the Credit Agreement is hereby amended to delete the period after subsection (g) thereof, replace it with "; and" and to add a new subsection (h) to the end thereof to read as follows:

          (h) as soon as practicable and in any event by the last Business Day of any month, deliver to the Agent and each Lender a Borrowing Base Certificate prepared as of the last day of the preceding Fiscal Month in the form of Exhibit R hereto and certified to be true, correct and complete by an Authorized Representative.

     8.    Amendment  of Section 9.1(b) of the Credit  Agreement.
Subject  to  the  terms and conditions set forth herein,  Section
9.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of each Four-Quarter Period ending during the applicable period or on the applicable date set forth below to be greater than that ratio set forth opposite each such period or date:

               Period/Date                           Consolidated
Leverage Ratio
                                                  Must   Not   Be
Greater Than


June 30, 2000                         3.50 to 1.00

September 30, 2000                    3.40 to 1.00

December 31, 2000                     3.30 to 1.00

March 31, 2001                        3.30 to 1.00

June 30, 2001                         3.15 to 1.00

September 30, 2001                    2.95 to 1.00

December 31, 2001                     2.80 to 1.00

March 31, 2002                        2.75 to 1.00

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

     9.    Amendment  of Section 9.1(c) of the Credit  Agreement.
Subject  to  the  terms and conditions set forth herein,  Section
9.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (c) Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio as of the end of each Four-Quarter Period ending during the applicable period or on the applicable date set forth below to be less than that ratio set forth opposite each such period or date:

               Period/Date                           Consolidated
          Fixed Charge Ratio
                                               Must  Not Be  Less
Than

June 30, 2000                         1.25 to 1.00

September 30, 2000 through            1.10 to 1.00
and including June 30, 2001

September 30, 2001                    1.15 to 1.00

December 31, 2001                     1.25 to 1.00

March 31, 2002                        1.50 to 1.00

     10.   Amendment  of Section 9.1(d) of the Credit  Agreement.
Subject  to  the  terms and conditions set forth herein,  Section
9.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (d) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of each Four-Quarter Period ending during the applicable period or on the applicable date set forth below to be less than that ratio set forth opposite each such period or date:

          Period/Date
     Consolidated Interest Coverage
                                             Ratio  Must  Not  Be
Less Than


June 30, 2000                        3.50 to 1.00

July 1, 2000 through and             3.20 to 1.00
including December 31, 2000

January 1, 2001 through and          3.25 to 1.00
including June 30, 2001

September 30, 2001                   3.30 to 1.00

December 31, 2001                    3.35 to 1.00

March 31, 2002                       3.50 to 1.00

     11.   Amendment  of  Section 9.1 of  the  Credit  Agreement.
Subject to the terms and conditions set forth herein, Section 9.1 of the Credit Agreement is hereby amended to add a new subsection
(e) to the end thereof to read as follows:

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

          (e) Borrowing Base. Cause, suffer or permit at any time the sum of the aggregate amount of Revolving Credit Outstandings and Letter of Credit Outstandings to exceed the Borrowing Base as of the date most recently determined pursuant to Section 8.1(h).


     12. Amendment of Section 9.6 of the Credit Agreement. Subject to the terms and conditions set forth herein, Section 9.6 of the Credit Agreement is hereby amended to delete the period after subsection (i) thereof, to replace it with "; and" and to add the following new part (j) to the end thereof to read as follows:

          (j) equity securities of Area Code Jobs.com, Inc. and in the China Venture; provided that the aggregate amount of such investments does not exceed $400,000 during the term of this Agreement and provided further that the Borrower shall not make any investment in the China Venture until it has obtained an executed contract for the placement of information technology professionals from the Peoples Republic of China, in form and substance satisfactory to the Agent.

     13.    Amendment  of  Exhibit  A of  the  Credit  Agreement.
Subject to the terms and conditions hereof, Exhibit A of the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A to this Amendment No. 6.

     14. Amendment of Exhibit H of the Credit Agreement. Subject to the terms and conditions hereof, Exhibit H of the Credit Agreement is hereby amended and restated in its entirety in the form set forth as Exhibit B to this Amendment No. 6.

     15. Borrowing Base Certificate. Subject to the terms and conditions hereof, the Credit Agreement is hereby amended to add a new Exhibit R thereto, the form of the Borrowing Base
Certificate, which shall be in the form of Exhibit C to this Amendment No. 6.

     16. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment No. 6, the Borrower represents and warrants to the Agent and the Lenders as follows:

          (a) Except as previously disclosed in writing to the Lenders or as consented to and waived herein, the representations and warranties made by the Borrower in
     Article VII of the Credit Agreement are true and correct on and as of the date hereof, except that the financial statements referred to in Section 7.6(a) (solely for the purpose of the representation and warranty contained in such
     Section 7.6(a) but not for the purpose of any cross reference to such Section 7.6(a) or to the financial statements described therein contained in any other provision of Section 7.6 or elsewhere in Article 7) shall be those most recently furnished to each Lender pursuant to Sections 8.1(a) and (b);

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

          (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Agent and each Lender under Section 8.1 of the Credit Agreement;

          (c) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the most recent financial report of the Borrower and its Subsidiaries received by the Agent and the Lenders under
     Section 8.1 of the Credit Agreement, have not been, materially adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (d) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default under the Credit Agreement as amended hereby which has not been waived and consented to hereby.

     17. Entire Agreement. This Amendment No. 6 sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment No. 6 otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment No. 6 may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

     18. Full Force and Effect of Agreement. Except as hereby specifically amended, modified, waived or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     19.    Conditions  Precedent.   The  effectiveness  of  this
Amendment No. 6 shall be subject to the conditions precedent that:

          (a) the Agent shall have received ten (10) fully executed originals of this Amendment No. 6;

          (b) the Agent and the Lenders shall have received a Borrowing Base Certificate dated as of June 30, 2000; and

          (c) the Borrower shall have paid to each Lender executing to this Amendment No. 6 an amendment fee equal to .15% of its Revolving Credit Commitment as amended hereby.

     20. Conditions Subsequent. In the event that the Borrower fails to deliver to the Agent by December 15, 2000 an amendment to the Subordinated Debt Documents to include negative covenants and related definitions less restrictive that those contained in the Credit Agreement as amended by this Amendment No. 6, in form and substance satisfactory to the Agent, the amendment to Section
9.1 (c) of the Credit Agreement set forth herein shall become null and void with respect to each Four-Quarter Period ending December 31, 2000 and thereafter, and Section 9.1 (c) shall read as follows:


          (c) Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio as of the end of each Four-Quarter Period ending during the applicable period or on the applicable date set forth below to be less than that ratio set forth opposite each such period or date:

          Period/Date                         Consolidated  Fixed
     Charge Ratio
                                                 Must Not Be Less
Than

June 30, 2000                         1.25 to 1.00

September 30, 2000                    1.10 to 1.00

December 31, 2000 through             1.35 to 1.00
and including December 31,
2001

March 31, 2002                        1.50 to 1.00

;provided, however, that at such time as the Borrower obtains the aforementioned amendment to the Subordinated Debt Documents, so long as no default or Event of Default has occurred under the Credit Agreement or the Subordinated Debt Documents which has not been waived, then the amendment to Section 9.1(c) of the Credit Agreement set forth in this Amendment No. 6 shall become effective.

     21. Counterparts. This Amendment No. 6 may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     22. Governing Law. This Amendment No. 6 shall in all respects be governed by the laws and judicial decisions of the State of New York.

     23. Enforceability. Should any one or more of the provisions of this Amendment No. 6 be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     24. Successors and Assigns. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of all the Lenders, may not assign any rights, powers, duties or obligations hereunder.

     25. Consent of Guarantors. Each of the Guarantors by its execution and delivery hereof (i) consents and agrees to the amendments to the Loan Documents set forth herein and (ii) reaffirms its obligations set forth in the Guaranty and each other Loan Document to which it is a party.


                    [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                         HEADWAY CORPORATE RESOURCES, INC.

                         By:  \s\
                         Name:     Barry S. Roseman
                         Title:    President and Chief Operating Officer


                         WHITNEY PARTNERS, L.L.C.
                         HEADWAY CORPORATE STAFFING SERVICES, INC.
                         CERTIFIED TECHNICAL STAFFING, INC.
                         CORPORATE STAFF ADMINISTRATION, INC.
                         HEADWAY CORPORATE STAFFING SERVICES
                           OF NEW YORK, INC.
                         HEADWAY CORPORATE STAFFING SERVICES
                           OF NORTH CAROLINA, INC.
                         HEADWAY CORPORATE STAFFING SERVICES
                           OF CONNECTICUT, INC.
                         ASA PERSONNEL SERVICES, L.L.C.
                         HCSS WEST, INC.
                         HCSS HOLDINGS, INC.
                         HCSS EAST, INC.
                         CHENEY ASSOCIATES, L.L.C.
                         HEADWAY CORPORATE STAFFING SERVICES
                           OF FLORIDA, L.L.C.
                         HEADWAY CORPORATE STAFFING SERVICES
                           OF NEW JERSEY, L.L.C.
                         CARLYLE GROUP, LTD.
                         HEADWAY TECHNOLOGY RESOURCES OF
                           TEXAS, L.L.C.
                         HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA ONE, L.L.C.
                         HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA TWO, L.L.C.

                         By:  \s\
                         Name:     Barry S. Roseman
                         Title:    President and Chief Operating Officer

               Amendment No. 6 to Credit Agreement
                      Signature Page 1 of 2

                         BANK OF AMERICA, N.A.,
                          as Agent for the Lenders and as Lender

                         HEADWAY CORPORATE RESOURCES, INC.

                         By:  \s\
                         Name: Michael R. Heredia
                         Title:    Managing Director


                         FLEET BANK, N.A.

                         By:  \s\
                         Name:     Richard H. Britt
                         Title:    Vice President


                         TRANSAMERICA BUSINESS CREDIT
                           CORPORATION

                         By:  \s\
                         Name:     Robert L. Heinz
                         Title:    Senior Vice President


                         CITIZENS BANK OF MASSACHUSETTS

                         By:  \s\
                         Name:     Marie C. Duprey
                         Title:    Vice President


                         FIRST UNION NATIONAL BANK

                         By:  \s\
                         Name:     Laura B. Smith
                         Title:    Vice President

               Amendment No. 6 to Credit Agreement
                      Signature Page 2 of 2

                           EXHIBIT A

                           EXHIBIT A

               Applicable Commitment Percentages




       Lender           Revolving Credit         Applicable
                           Commitment            Commitment
                                                Percentages

Bank of America,          $21,250,000               25%
N.A.

Fleet Bank, N.A.          $29,750,000               35%

Transamerica              $12,750,000               15%
Business
Credit Corporation

Citizens Bank of          $12,750,000               15%
Massachusetts

First Union National       $8,500,000               10%
Bank

                           EXHIBIT B

                           EXHIBIT H

                     Compliance Certificate

Bank of America, N.A.
as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

with a copy to:
Bank of America
6610 Rockledge Drive, 6th Floor
MD2-600-06-13
Bethesda, MD 20817
Attention:  Michael Heredia
Telephone:                                         (301) 571-0724
Telefacsimile: (301) 571-0719

     Reference is hereby made to the Credit Agreement dated as of March 19, 1998 (as amended, the "Agreement") among Headway Corporate Resources, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as successor in interest to NationsBank, National Association, as Agent for the Lenders (the "Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.   Calculations:

          A.   Compliance with 9.1(a): Consolidated Net Worth

               1. Consolidated Net Worth as of immediately preceding Fiscal Quarter*
               $___________
__________________
* In the event all the outstanding Warrants are redeemed, purchased, put, called, exercised or otherwise no longer outstanding as of March 31, 1999, or the Borrower makes open market purchases of its common stock having an aggregate purchase price of at least $3,500,000 by March 31, 1999, then multiply Consolidated Net Worth as at the Closing Date by (.85).

               2.   Consolidated Net Income for immediately
                    preceding Fiscal Quarter      $___________
                         x .75
                    less permitted dividends      $___________

                                                  $____________

                    3.   Increases in stated capital and
                    paid-in accounts
                                                  $___________

                    Total                         $___________

          B.   Compliance with Section 9.1(b): Consolidated
               Leverage Ratio

               1.   Consolidated Funded Indebtedness      $___________

               2.   Consolidated EBITDA for most recent
                    four Fiscal Quarters
                    (i)  Consolidated Net Income, plus    $____________
                    (ii) Consolidated Interest Expense,
                         plus                             $____________
                    (iii)     taxes on income,            $____________
                    (iv) depreciation and amortization    $____________

                    Total                                 $

               **3. Ratio of Consolidated Funded
                    Indebtedness (B.1) to Consolidated
                    EBITDA (B.2)                           ____ to 1.00

               Required: Not greater than:


               June 30, 2000                      3.50 to 1.00

               September 30, 2000                 3.40 to 1.00

               December 31, 2000                  3.30 to 1.00

               March 31, 2001                     3.30 to 1.00

               June 30, 2001                      3.15 to 1.00

               September 30, 2001                 2.95 to 1.00

               December 31, 2001                  2.80 to 1.00

               March 31, 2002                     2.75 to 1.00
__________________
**   Refer to definition of Consolidated Fixed Charge Ratio with respect to treatment of Earnouts.

          C.   Compliance with Section 9.1(c): Consolidated
               Fixed Charge Ratio*

               For each period to be measured:

               1.   Consolidated EBITDA for such period:

                    (i)  Consolidated Net Income, plus     $____________
***                 (ii) Consolidated Interest Expense,
                         plus                              $____________
                    (iii)     taxes on income,             $____________
                    (iv) depreciation and amortization     $____________

               Total                                       $____________

               2.   Capital Expenditures for such period   $____________

               3.   C.1 - C.2                              $____________

               4.   Consolidated Fixed Charges for such period:

                    (i)  Consolidated Interest Expense
                         incurred, plus                    $____________
                    (ii) Scheduled principal amounts of
                         Consolidated Funded Indebtedness
                         paid, plus                        $____________
                    (iii)     Earnouts paid, plus          $____________
                    (iv) Restricted Payments paid as
                         permitted under Section 9.8       $____________
                    Total                                  $____________

               5.   Ratio of C.3 to C.4                       ____ to 1.00

               Required: Not less than:


               June 30, 2000                      1.25 to 1.00

               September 30, 2000 through and     1.10 to 1.00
               including June 30, 2001

               September 30, 2001                 1.15 to 1.00

               December 31, 2001                  1.25 to 1.00

               March 31, 2002                     1.50 to 1.00
__________________
*** Refer to definition of Consolidated Interest Coverage Ratio with respect to treatment of Earnouts.

          D.   Compliance with Section 9.1(d): Consolidated
               Interest Coverage Ratio*

               For each period to be measured:

               1.   Consolidated EBITDA for such period:
                    (i)  Consolidated Net Income, plus     $____________
                    (ii) Consolidated Interest Expense,
                         plus                              $____________
                    (iii)     taxes on income,             $____________
                    (iv) depreciation and amortization     $____________

                         Total                             $____________

               2.   Consolidated Interest Expense:         $___________

               3.   Ratio of Consolidated EBITDA (D.1)
                    to Consolidated Interest Expense         ___ to 1.00

               Required: Not less than:


               June 30, 2000                      3.50 to 1.00

               July 1, 2000 through and           3.20 to 1.00
               including December 31, 2000

               January 1, 2001 through and        3.25 to 1.00
               including June 30, 2001

               September 30, 2001                 3.30 to 1.00

               December 31, 2001                  3.35 to 1.00

               March 31, 2002                     3.50 to 1.00

2.   No Default

          A. Since __________ (the date of the last similar certification), no Default or Event of Default specified in
     Article X of the Agreement has occurred and is continuing.

          B.   If a Default or Event of Default has occurred
     since __________ (the date of the last similar
     certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:
- -----------------------------------------------------------------
     (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

     The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with
Section 8.1 of the Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate this
_____ day of __________, _____.

                              HEADWAY CORPORATE RESOURCES, INC.


                              By:_______________________________
                                   Authorized Representative

                           EXHIBIT C

                           EXHIBIT R

               Form of Borrowing Base Certificate

     The undersigned Authorized Officer of Headway Corporate
Resources, Inc. hereby certifies the following to be true and correct as of the [last day of preceding fiscal month]:

A.   Eligible Receivables

     1.   Accounts receivable of Borrower and its
          Subsidiaries                                 $___________

     2.   Less ineligible accounts

          a.   accounts not arising out of sales in
               the ordinary course of business         $___________

          b.   accounts owing to an Affiliate          $___________

          c.   accounts receivable more than 90 days
               past due                                $___________

          d.   foreign accounts                        $___________


          e.   accounts owing by account debtors
               in bankruptcy proceedings               $___________


          f.   accounts which are disputed             $___________

          g.   other accounts deemed ineligible by
               the Agent                               $___________

          h.   Total                                   $___________

     3.   Eligible Receivables (line 1-line 2h)        $___________

     4.   Line 3 x 85%                                 $___________

B. Plus $45,000,000 (or $48,000,000 during periods from December 1, 2000 through and including February 28, 2001 and from December 1, 2001 through and including February 28, 2002)

C.   Borrowing Base: Sum of A. and B.


EXECUTED THIS ___ DAY OF __________________, ______.


                              HEADWAY CORPORATE RESOURCES, INC.



                              By:________________________________
                                        Authorized Representative